                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement   [ ]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                        CONSOLIDATED CAPITAL GROWTH FUND
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

(5)  Total fee paid:

     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ___________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

(3)  Filing Party:

     ___________________________________________________________________________

(4)  Date Filed:

     ___________________________________________________________________________

                        CONSOLIDATED CAPITAL GROWTH FUND
                           C/O THE ALTMAN GROUP, INC.
                          1200 WALL STREET, THIRD FLOOR
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                                 _________, 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Limited Partner:

     The attached Information Statement describes an amendment (the "Amendment") to the Amended Limited Partnership Agreement, as amended (the "Partnership Agreement"), of Consolidated Capital Growth Fund, a California limited partnership (your "Partnership"), to extend the term of your Partnership from December 31, 2006 to December 31, 2022.

     Your Partnership is refinancing (with an independent, third party lender) its mortgage indebtedness secured by The Lakes Apartments, a 600-unit apartment complex located in Raleigh, North Carolina (the "Property"), which your Partnership owns. ConCap Equities, Inc., the general partner of the Partnership (the "General Partner"), is of the opinion that the refinancing is necessary, because the Partnership will not have sufficient funds from the continuing operation of the Property to repay the outstanding balance of the Partnership's existing mortgage indebtedness on its maturity date of December 1, 2005, and the Partnership will not likely consummate the sale of the Property by that time. The Partnership anticipates that the financing agreements between the Partnership and the lender will require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's new mortgage indebtedness is expected to mature on September 1, 2007. After the Partnership closes the refinancing, the new lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Property, if the Partnership's term is not extended.

     Between now and the maturity date of the new mortgage indebtedness, the General Partner intends to market the Property to potential purchasers. If the General Partner is unable to complete a sale of the Property within this time period, it will seek to obtain a long-term extension in the maturity date of our mortgage indebtedness. In order to allow it to seek such an extension without having to again extend the term of the Partnership, the General Partner has elected to extend the term of the Partnership at this time to December 21, 2022. The General Partner is of the opinion that additional time may be required in order to locate a buyer for the Property and close the sale. The refinancing and the extension in the Partnership term will provide the Partnership with additional time to market the Property for sale to a third party. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from a sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of the Property. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of the Property will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of the Property.

     The General Partner has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2006 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2006 if the Amendment is not adopted.

     Pursuant to the Partnership Agreement, the consent of the General Partner and holders of a majority of the outstanding units of limited partnership interest in the Partnership ("Units") is required to approve the Amendment. As of _________, 2005, 49,196 Units were issued and outstanding. As of _________, AIMCO Properties, L.P. and its affiliates own 32,142.75, or approximately 65.34%, of the outstanding Units. AIMCO Properties, L.P. and its affiliates will vote their Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.

     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about _______, 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

     Questions may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.

                                        Very truly yours,

                                        CONCAP EQUITIES, INC.

                           THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:    By Facsimile:   For Information please call:
-----------------------------------   --------------   ----------------------------
   1200 Wall Street, Third Floor      (201) 460-0050     TOLL FREE (800) 217-9608
    Lyndhurst, New Jersey 07071

                        CONSOLIDATED CAPITAL GROWTH FUND
                           C/O THE ALTMAN GROUP, INC.
                          1200 WALL STREET, THIRD FLOOR
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                              INFORMATION STATEMENT

                                 ________, 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the holders (the "Limited Partners") of limited partnership interests of record as of the close of business on _________, 2005 (the "Record Date"), of Consolidated Capital Growth Fund, a California limited partnership (the "Partnership"), in connection with an amendment (the "Amendment") to the Partnership's Amended Limited Partnership Agreement, as amended (the "Partnership Agreement"), to extend the term of the Partnership from December 31, 2006 to December 31, 2022. This Information Statement is first being mailed to Limited Partners on or about ______, 2005.

     Your Partnership is refinancing (with an independent, third party lender) its mortgage indebtedness secured by The Lakes Apartments, a 600-unit apartment complex located in Raleigh, North Carolina (the "Property"), which your Partnership owns. ConCap Equities, Inc., the general partner of the Partnership (the "General Partner"), is of the opinion that the refinancing is necessary, because the Partnership will not have sufficient funds from the continuing operation of the Property to repay the outstanding balance of the Partnership's existing mortgage indebtedness on its maturity date of December 1, 2005, and the Partnership will not likely consummate the sale of the Property by that time. The Partnership anticipates that the financing agreements between the Partnership and the lender will require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's new mortgage indebtedness is expected to mature on September 1, 2007. After the Partnership closes the refinancing, the new lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Property, if the Partnership's term is not extended.

     Between now and the maturity date of the new mortgage indebtedness, the General Partner intends to market the Property to potential purchasers. If the General Partner is unable to complete a sale of the Property within this time period, it will seek to obtain a long-term extension in the maturity date of our mortgage indebtedness. In order to allow it to seek such an extension without having to again extend the term of the Partnership, the General Partner has elected to extend the term of the Partnership at this time to December 21, 2022. The General Partner is of the opinion that additional time may be required in order to locate a buyer for the Property and close the sale. The refinancing and the extension in the Partnership term will provide the Partnership with additional time to market the Property for sale to a third party. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from a sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of the Property. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of the Property will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of the Property.

     The General Partner has conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2006 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2006 if the Amendment is not adopted.

     Pursuant to the Partnership Agreement, the consent of the General Partner and holders of a majority of the outstanding units of limited partnership interest in the Partnership ("Units") is required to approve the Amendment. As of _________, 2005, 49,196 Units were issued and outstanding. As of _________, AIMCO Properties, L.P. and its affiliates own 32,142.75, or approximately 65.34%, of the outstanding Units. AIMCO Properties, L.P. and its affiliates will vote their Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.

     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about ______, 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

     Questions may be directed to the Information Agent, The Altman Group, Inc., at 1200 Wall Street, Third Floor, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

                                  RISK FACTORS

     There are risks associated with the Amendment. In addition, the General Partner is an affiliate of Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:

RISKS OF THE AMENDMENT

     CONTINUATION OF THE PARTNERSHIP; NO DEFINITE TIME FRAME REGARDING SALE OF THE PROPERTY. Although the General Partner intends to sell the Property, there can be no assurance as to when the sale will occur, if at all. The Partnership's prospectus, dated February 25, 1977, pursuant to which Units were sold, indicated that the Partnership was intended to be self-liquidating and that it was anticipated that the Partnership's properties would be sold within three to seven years of their acquisition, subject to market conditions. The prospectus also indicated that there would be no assurance that the Partnership would be able to so liquidate and that, unless sooner terminated as provided in the Partnership Agreement, the existence of the Partnership would continue until December 31, 2006. There may be no way to liquidate your investment in the Partnership in the future until the Property is sold and your Partnership is liquidated.

     If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2022, or if the termination date is further extended, until that extended date.

     YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. Although the General Partner intends to sell the Property, there can be no assurance as to when any sale will occur, if at all. Therefore, there may not be any way to liquidate your investment in the Partnership until the Property is sold and your Partnership is liquidated.

     THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when the sale or other disposition of the Property will occur. If the Amendment is not approved, your Partnership will terminate on December 31, 2006; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2022, or if the termination date is further extended, until such extended date.

     THE VALUE OF THE PROPERTY MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. Until the Property is sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the Property. The Partnership's future success will depend upon many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Property and the Partnership to decline.

     AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP AND THEIR CONTROL MAY INCREASE. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership's mortgage indebtedness, are the responsibility of the General Partner. The General Partner is controlled by AIMCO. In addition, affiliates of the General Partner hold 32,142.75, or approximately 65.34%, of the outstanding Units. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including most amendments to the Partnership Agreement and the sale of all or substantially all of the Partnership's assets. The General Partner and its affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.

     From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership with a view to making a profit. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

     AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partner are entitled to receive 5% of gross receipts from the Property as compensation for providing property management services. The Partnership paid approximately $81,000 for the six months ended June 30, 2005 and approximately $147,000 and $155,000 for the years ended December 31, 2004 and 2003, respectively, to affiliates of the General Partner.

     An affiliate of the General Partner charged the Partnership for reimbursement of accountable administrative expenses of approximately $84,000 for the six months ended June 30, 2005 and $153,000 and $266,000 for the years ended December 31, 2004 and 2003, respectively. The amounts for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 include fees related to construction management services provided by an affiliate of the General Partner of approximately $19,000, $24,000 and $36,000, respectively.

     The Partnership Agreement provides for a fee equal to 9% of the total distributions made to the Limited Partners from "cash available for distribution" (as defined in the Partnership Agreement) to be paid to the General Partner for executive and administrative management services. No fees were earned or paid for the six months ended June 30, 2005 or the year ended December 31, 2004. Affiliates of the General Partner received approximately $28,000 for the year ended December 31, 2003 for providing these services.

     During the six months ended June 30, 2005, an affiliate of the General Partner advanced to the Partnership approximately $94,000 to fund property and Partnership operations. Subsequent to June 30, 2005, an affiliate of the General Partner advanced to the Partnership approximately $22,000 to fund capital improvements at the Property. During the year ended December 31, 2004, advances of approximately $830,000 were made by an affiliate of the General Partner to the Partnership to assist in paying city taxes related to the sales of two investment properties and to fund replacement reserves at the Property. Interest on advances is charged at the prime rate plus 2% (8.25% at June 30, 2005). Interest expense was approximately $34,000 and $28,000 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. There were no advances during the year ended December 31, 2003.

     The Partnership insures the Property up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures the Property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, the Partnership was charged by AIMCO and its affiliates approximately $64,000, $62,000 and $127,000, respectively, for insurance coverage and fees associated with policy claims administration.

     The adoption of the Amendment and extension of the Partnership's term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2006. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

RISKS IF THE AMENDMENT IS NOT ADOPTED

     THE NEW LENDER MAY BE ABLE TO EXERCISE REMEDIES AGAINST THE PARTNERSHIP IF THE AMENDMENT IS NOT ADOPTED. The terms of the financing agreements between the Partnership and the new lender will require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's new mortgage indebtedness is expected to mature on September 1, 2007. After the Partnership closes the refinancing, the new lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on the Property, if the Partnership's term is not extended.

     THE PARTNERSHIP WILL HAVE LESS FLEXIBILITY WITH RESPECT TO THE SALE OF THE PROPERTY. The Amendment will provide the Partnership with additional time to market the Property for sale to a third party. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of the Property. There can be no assurance, however, that the Partnership's negotiating leverage or sales proceeds from the Property will in fact be enhanced, or that the net proceeds from a sale of the Property will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of the Property.

     YOU MAY RECOGNIZE GAIN ON A DISPOSITION OF THE PROPERTY, INCLUDING BY FORECLOSURE. If the Amendment is adopted, the disposition of the Property, and therefore the tax consequences described in this paragraph, may take place in a later taxable year than if the Amendment is not adopted. Any sale or other disposition of the Property by the Partnership at any time, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. Any taxable gain or loss will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below. However, the Partnership intends to market the Property for sale to potential purchasers whether or not the Amendment is adopted, and the Amendment will not necessarily cause the disposition of the Property to take place in a later taxable year than it would have otherwise taken place. Thus, there is no guarantee that the disposition of the Property, and therefore the tax consequences described in this paragraph, will be deferred if the Amendment is adopted.

     DISTRIBUTIONS FROM YOUR PARTNERSHIP MAY NOT BE SUFFICIENT TO COVER CURRENT TAX LIABILITIES OF THE PARTNERS. As noted above, if the Property is disposed of, including a disposition through the exercise of remedies by the lender, the Partnership generally will recognize taxable gain or loss equal to the difference between the amount realized and the Partnership's basis in the Property. Any taxable gain or loss will pass through to the partners of the Partnership. Depending on the form and amount of the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. Because the amount realized for tax purposes includes liabilities assumed by a purchaser of the Property, or liabilities that the purchaser takes the Property subject to, a partner may have a significant tax liability in excess of the funds available on a sale for distribution to the partner. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. As noted above, the tax consequences of disposing of the Property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.

                                  THE AMENDMENT

     The Amendment amends and restates Section 1.03(b) of the Partnership Agreement in its entirety as follows:

          "1.03 Term of Partnership. The Partnership shall commence as of the date of this Agreement (the "effective date") and shall continue for a period ending the earlier of:

               (b) December 31, 2022;"

EFFECTIVENESS

     The Amendment will become effective when the General Partner executes the Amendment. The General Partner expects that the Amendment will become effective on or about ______, 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

REASONS FOR THE AMENDMENT

     Your Partnership is refinancing (with an independent, third party lender) its mortgage indebtedness secured by the Property. The General Partner is of the opinion that the refinancing is necessary, because the Partnership will not have sufficient funds from the continuing operation of the Property to repay the outstanding balance of the Partnership's existing mortgage indebtedness on its maturity date of December 1, 2005, and the Partnership will not likely consummate a sale of the Property by that time. The Partnership anticipates that the financing agreements between the Partnership and the lender will require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's new mortgage indebtedness is expected to mature on September 1, 2007. After the Partnership closes the refinancing, the new lender will be able to exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Property, if the Partnership's term is not extended.

     Between now and the maturity date of the new mortgage indebtedness, the General Partner intends to market the Property to potential purchasers. If the General Partner is unable to complete a sale of the Property within this time period, it will seek to obtain a long-term extension in the maturity date of our mortgage indebtedness. In order to allow it to seek such an extension without having to again extend the term of the Partnership, the General Partner has elected to extend the term of the Partnership at this time to December 21, 2022. The General Partner is of the opinion that additional time may be required in order to locate a buyer for the Property and close the sale. The refinancing and the extension in the Partnership term will provide the Partnership with additional time to market the Property for sale to a third party. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of the Property. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of the Property will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of the Property.

ALTERNATIVES TO THE AMENDMENT

     The Partnership's existing mortgage indebtedness is scheduled to mature on December 1, 2005. The Partnership's existing mortgage indebtedness can be refinanced with no prepayment penalty and at a lower rate than such existing indebtedness, but only on terms and conditions that included extending the Partnership's term beyond the maturity date of the new mortgage indebtedness. The General Partner has discussed with the lender the terms of the financing agreements, including the requirement to extend the Partnership's term. Alternatively, the General Partner could negotiate a shorter loan term such that the maturity of the mortgage indebtedness would occur prior to the expiration of the Partnership's term. The General Partner is of the opinion that refinancing with such a loan term would likely result in one or more of the following undesirable effects: 1) monthly payments that the Partnership is unable to service and 2) more frequent refinancings, resulting in repeated unnecessary refinancing costs and potentially higher interest costs to the Partnership.

     An alternative to extending the Partnership's term as required by the new financing agreement is to allow the Partnership to default on either the existing mortgage or the new mortgage and to allow the holder of such debt to foreclose on the Property. However, such a disposition of the Property by the Partnership would likely result in 1) less net proceeds than might be received following an orderly sale of the Property in a more advantageous climate for the disposition of real estate such as the Property and 2) the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of depreciation deductions) in the Property. The amount realized for the Property would include the amount of the outstanding indebtedness secured by the Property, less any expenses of sale, plus any other liabilities either assumed by the purchaser of the Property or that the purchaser takes the Property subject to. Any taxable gain or loss would pass through to the partners of the Partnership.

ALTERNATIVES TO THE REFINANCING

     The General Partner intends to market the Property for sale to potential purchasers. However, the General Partner is of the opinion that the Partnership will not likely consummate the sale of the Property by the maturity date of the Partnership's existing mortgage indebtedness, December 1, 2005. The Amendment will provide the Partnership with additional time to market the Property for sale to a third party. The Partnership's term currently expires on December 31, 2006, and the General Partner is of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of the Property could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of the Property. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of the Property will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of the Property.

     Another alternative to refinancing the Property is to allow the Partnership to default on the existing mortgage and to allow the holder of such debt to foreclose on the Property. However, such disposition of the Property by the Partnership would likely result in 1) less net proceeds than might be received following an orderly sale of the Property in a more advantageous climate for the disposition of real estate such as the Property and 2) the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of depreciation deductions) in the Property. The amount realized for the Property would include the amount of the outstanding indebtedness secured by the Property, less any expenses of sale, plus any liabilities assumed by the purchasers of the Property or liabilities that the purchaser takes the Property subject to. Any taxable gain or loss would pass through to the partners of the Partnership.

                              CONFLICTS OF INTEREST

     The General Partner is an affiliate of AIMCO. AIMCO and its affiliates, including the General Partner, may have interests that conflict with the interests of the Limited Partners.

     Affiliates of the General Partner Will Continue to Receive Fees. Affiliates of the General Partner are entitled to receive 5% of gross receipts from the Property as compensation for providing property management services. The Partnership paid approximately $81,000 for the six months ended June 30, 2005 and approximately $147,000 and $155,000 for the years ended December 31, 2004 and 2003, respectively, to affiliates of the General Partner.

     An affiliate of the General Partner charged the Partnership for reimbursement of accountable administrative expenses of approximately $84,000 for the six months ended June 30, 2005 and $153,000 and $266,000 for the years ended December 31, 2004 and 2003, respectively. The amounts for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 include fees related to construction management services provided by an affiliate of the General Partner of approximately $19,000, $24,000 and $36,000, respectively.

     The Partnership Agreement provides for a fee equal to 9% of the total distributions made to the Limited Partners from "cash available for distribution" (as defined in the Partnership Agreement) to be paid to the General Partner for executive and administrative management services. No fees were earned or paid for the six months ended June 30, 2005 or the year ended December 31, 2004. Affiliates of the General Partner received approximately $28,000 for the year ended December 31, 2003 for providing these services.

     During the six months ended June 30, 2005, an affiliate of the General Partner advanced to the Partnership approximately $94,000 to fund property and Partnership operations. Subsequent to June 30, 2005, an affiliate of the General Partner advanced to the Partnership approximately $22,000 to fund capital improvements at the Property. During the year ended December 31, 2004, advances of approximately $830,000 were made by an affiliate of the General Partner to the Partnership to assist in paying city taxes related to the sales of two investment properties and to fund replacement reserves at the Property. Interest on advances is charged at the prime rate plus 2% (8.25% at

June 30, 2005). Interest expense was approximately $34,000 and $28,000 for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. There were no advances during the year ended December 31, 2003.

     The Partnership insures the Property up to certain limits through coverage provided by AIMCO, an affiliate of the General Partner, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty, general liability and vehicle liability. The Partnership insures the Property above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partner. During the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, the Partnership was charged by AIMCO and its affiliates approximately $64,000, $62,000 and $127,000, respectively, for insurance coverage and fees associated with policy claims administration.

     The adoption of the Amendment and extension of the Partnership's term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2006. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

     AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties indirectly owns the General Partner. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership with a view to making a profit. AIMCO Properties and its affiliates hold 32,142.75, or approximately 65.34%, of the outstanding Units. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

                               NO APPRAISAL RIGHTS

     Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership Agreement in connection with the Amendment.

                       INFORMATION ABOUT YOUR PARTNERSHIP

     GENERAL. Your Partnership was organized under the laws of the State of California on December 20, 1976 for the purpose of acquiring, owning, operating, improving, leasing and otherwise managing for investment purposes a diversified portfolio of improved, income-producing properties, such as apartment buildings, shopping centers, industrial projects, office buildings and other similar properties. The General Partner owns a 0.2% general partnership interest in the Partnership. The General Partner is an affiliate of AIMCO. The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

     The Partnership does not have any employees and depends on the General Partner and its affiliates for the management and administration of all Partnership activities.

     APPRAISAL. As part of the settlement of a class and derivative litigation entitled Nuanes et al. v. Insignia Financial Group, Inc. et al. and Heller v. Insignia Financial Group, Inc., et al. filed by limited partners in your partnership and others, the Partnership's property was appraised in 2003 by American Appraisal Associates, Inc., an independent appraiser appointed by the court. The appraiser represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. The appraiser was paid $619,100 for the appraisals and has conducted other appraisals of property held by our affiliates. AIMCO furnished the appraiser with all of the information requested by the appraiser in connection with the appraisal.

     According to the appraiser's report, the scope of the appraisal included an inspection of the property and an analysis of the surrounding market. In addition, the appraiser reviewed the historical operating statements for the Property for 2000, 2001 and 2002 and the operating budget for 2003, as prepared by the Partnership. No limitations were imposed on the appraiser by AIMCO or its affiliates. The appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. Although the sales comparison approach is considered a reliable method for valuing real property, the income capitalization approach is the primary approach used for valuing income producing property, such as the Partnership's Property.

     Based on the values determined under the valuation approaches described below, the appraiser determined the estimated market value of the fee simple estate for the Property. The appraiser concluded that the appraised value of the Property is $22,800,000.

     Under the sales comparison approach, the appraiser utilized the following methods to derive a value for your partnership's property: (1) price per unit analysis; (2) net operating income analysis; and (3) effective gross income analysis. Based on these valuation methods under the sales comparison approach, the appraiser estimated the value of the Property at $23,700,000.

          Under the income capitalization approach, the appraiser performed a direct capitalization analysis and a discounted cash flow analysis to derive a value for the Property. The direct capitalization analysis determines the value of a property by applying a capitalization rate that takes into account all of the factors influencing the value of such property to the net operating income of such property for a single year. The discounted cash flow analysis determines the value of a property by discounting to present value the estimated operating cash flow of such property and the estimated proceeds of a hypothetical sale of such property at the end of an assumed holding period. Based on these analyses under the income capitalization approach, the appraiser estimated the value of the Property at $22,800,000.

     ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at 100 F St. NE, Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of material U.S. Federal income tax consequences is based upon current U.S. Federal tax law, which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Internal Revenue Code (the "Code"), including (but not limited to) Limited Partners that are corporations, foreign persons, or tax exempt organizations, or are subject to the alternative minimum tax. In addition, this summary does not address any state, local or foreign tax consequences. No Federal or state income tax consequences are expected to result solely from the approval of the Amendment. However, if the Partnership sells or otherwise disposes of the Property (including a disposition on foreclosure on the Property by the lender), the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership, and additional tax consequences may result on a liquidation of the Partnership after such sale. Partners are urged to consult their tax advisors as to the specific tax consequences to them of a sale of the Property and a liquidation of the Partnerships.

     TAX CONSEQUENCES OF SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership generally will incur as a result of a disposition of the Property (including a foreclosure by the lender) in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2005 tax year. You should consult with your own tax advisor to determine your particular tax consequences.

     A sale or other disposition of the Property by the Partnership (including a foreclosure by the lender) generally would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. The Partnership also may recognize cancellation of indebtedness income to the extent it is unable to satisfy other Partnership indebtedness. Any taxable gain or loss and cancellation of indebtedness income will pass through to the partners of the Partnership.

     Any gain or loss recognized as a result of the disposition of any Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. Currently, long-term capital gains recognized by individuals generally will be subject to a maximum Federal income tax rate of 15%. If the amount realized that is attributable to your share of "unrealized receivables" of the Partnership exceeds the tax basis attributable to those assets, then such excess will be treated as ordinary income. Among other things, "unrealized receivables" include depreciation recapture for certain types of property. Thus, to the extent that gain is attributable to any depreciation taken with respect to personal property under Code Section 1245, or to accelerated depreciation taken with respect to real property under Code Section 1250, gain on a sale of such Property may be treated as ordinary income. In addition, the maximum Federal income tax rate applicable to individual taxpayers for long-term net capital gains attributable to "unrecaptured Section 1250" gain (in general, gain attributable to straight-line depreciation on real property ) is currently 25% rather than 15%. A loss from a disposition of the Property, however, might be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any cancellation of indebtedness income would be taxable as ordinary income, at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2005.

     The proceeds available for distribution to the partners of the Partnership in the event of a sale or other disposition of the Property (including a foreclosure by the lender) may be less than any tax liabilities of the partners resulting from such sale or foreclosure. Any taxable income of the Partnership would pass through to the partners. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities. Because the amount realized on a sale includes liabilities assumed by the purchaser of the Property, or liabilities that the purchaser takes the Property subject to, there may be a significant tax liability in excess of the funds available. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt.

     In addition, a Partner may recognize gain or loss on the liquidation of the Partnership, equal to the difference between the sum of the amount of cash (including deemed cash) and other property distributed to the Partner and the Partner's adjusted basis in its interest in the Partnership (after adjustment for the Partner's share of various items, including gain or loss from the disposition of the Property).

     If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, that partner may be able to use such items to reduce any tax liability that arises with respect to gain recognized on the disposition of the Property or the liquidation of the Partnership. The amount, if any, of a partner's suspended tax losses, tax credits, or other items of tax benefit, will depend on the partner's individual circumstances.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER DEPEND IN PART ON FACTS THAT ARE UNIQUE TO THAT PARTNER, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO YOU, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of _________, 2005.

ENTITY                              NUMBER OF UNITS   PERCENT OF CLASS
------                              ---------------   ----------------
AIMCO Properties, L.P.                 10,142.10           20.62%
4582 South Ulster Street Parkway,
Suite 1100
Denver, CO 80237

Madison River Properties LLC            2,690.00            5.47%
55 Beattie Place
Greenville, SC 29602

AIMCO IPLP, L.P.                       19,310.65           39.25%
55 Beattie Place
Greenville, SC 29602

     AIMCO Properties, L.P. is controlled by AIMCO through AIMCO's direct subsidiaries. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

                              NO CONSENTS REQUIRED

     The Partnership has fixed _________, 2005 as the Record Date for determining Limited Partners entitled to notice of the Amendment.

     Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of the General Partner and Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 49,196 Units issued and outstanding. AIMCO Properties and its affiliates currently own 32,142.75, or approximately 65.34%, of the outstanding Units. AIMCO Properties and its affiliates have notified the General Partner that they will consent in writing to the Amendment. Accordingly, approval of the Amendment is assured.

                                    EXPENSES

     The cost of preparing, assembling, printing and mailing this Information Statement will be borne by the Partnership. The fees and expenses of the Information Agent are expected to be $34,000 and will be borne by the Partnership.

                        CONSOLIDATED CAPITAL GROWTH FUND

                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

By Mail, Overnight Courier or Hand:    By Facsimile:   For Information please call:
-----------------------------------   --------------   ----------------------------
    1200 Wall Street, 3rd Floor       (201) 460-0050     TOLL FREE (800) 217-9608
    Lyndhurst, New Jersey 07071